UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2011, CoreLogic, Inc. (the “Company”) and Cognizant Technology Solutions U.S. Corporation (“Cognizant”) entered into a Master Professional Services Agreement (the “MPSA”). The entry into the MPSA was in connection with the closing of the previously announced sale of CoreLogic Global Services Private Limited (“CoreLogic India”) to an affiliate of Cognizant, as described in Item 7.01 below. Under the MPSA, Cognizant will provide a range of business process and information technology services to the Company, including those services provided by CoreLogic India to the Company prior to the sale of CoreLogic India. Cognizant is an existing provider of software development services to the Company.

The MPSA became effective on August 17, 2011. Concurrently with the execution of the MPSA, the Company and Cognizant entered into a supplement (“Supplement”) with an initial term of seven years, which sets forth certain services to be provided by Cognizant under the MPSA. The Company has the unilateral right to extend the term of this Supplement for up to three one-year periods under the same terms and conditions as set forth in the MPSA. The Company and Cognizant may enter into additional supplements under the MPSA to provide for additional services. The MPSA will remain effective until the second anniversary of the first date on which no supplement is in effect. The Company may terminate all or part of the services provided under the MPSA for certain for-cause events, as specified in the MPSA, including a material breach by Cognizant. The Company may also terminate all or part of the services provided under the MPSA for convenience upon six months’ prior written notice and subject to termination charges. Cognizant may terminate the MPSA for the Company’s nonpayment of undisputed charges under the MPSA or upon the Company’s bankruptcy. During the first five years of the MPSA, the Company is subject to a total minimum revenue commitment of approximately $324 million, plus applicable inflation adjustments.

The foregoing description of the MPSA does not purport to be complete and is qualified in its entirety by reference to the MPSA, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2011, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 7.01. Regulation FD Disclosure.

On August 18, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the closing of the previously announced sale of CoreLogic India to an affiliate of Cognizant for all-cash proceeds of approximately $50 million.

The information contained in this Item 7.01 of Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: August 18, 2011	By:	/s/ STERGIOS THEOLOGIDES
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary